UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

April 24, 2014

Janus Capital Group Inc.

(Exact name of registrant as specified in its charter)

DELAWARE	001-15253	43-1804048
(State or other jurisdiction	(Commission file	(IRS Employer
of incorporation)	number)	Identification Number)

151 DETROIT STREET

DENVER, COLORADO 80206

(Address of principal executive offices)  (Zip Code)

Registrant’s telephone number, including area code

(303) 333-3863

Not Applicable

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07              Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Shareholders of Janus Capital Group Inc. (the “Company”) was held in Denver, Colorado, on April 24, 2014.  At that meeting, the shareholders considered and acted upon the following proposals:

Proposal No. 1:  Election of Directors.  By the vote reflected below, our shareholders elected the following individuals as directors for a one-year term:

	For	Against	Abstain	Broker Non- Votes
Timothy K. Armour	145,473,315	11,138,865	40,065	14,434,648
G. Andrew Cox	146,400,591	10,207,599	44,055	14,434,648
Jeffrey J. Diermeier	155,699,775	879,027	73,443	14,434,648
Eugene Flood, Jr.	155,685,511	868,760	97,974	14,434,648
J. Richard Fredericks	155,619,099	960,295	72,851	14,434,648
Deborah R. Gatzek	155,718,032	867,002	67,211	14,434,648
Seiji Inagaki	156,020,398	558,660	73,187	14,434,648
Lawrence E. Kochard	147,161,392	9,448,600	42,253	14,434,648
Glenn S. Schafer	154,379,619	2,198,016	74,610	14,434,648
Richard M. Weil	155,206,604	1,227,278	218,363	14,434,648

Proposal No. 2:  Ratification of the Appointment of Deloitte & Touche LLP as Independent Auditor. By the vote reflected below, our shareholders ratified the appointment of Deloitte & Touche LLP as the Company’s independent auditor for fiscal year 2014:

	For	Against	Abstain
Proposal 2	166,769,001	4,021,366	296,526

Proposal No. 3:  Non-binding Advisory Vote Related to Executive Compensation. By the vote reflected below, our shareholders approved, on an advisory basis, the compensation of the Company’s named executive officers:

	For	Against	Abstain	Broker Non- Votes
Proposal 3	139,517,227	16,282,415	852,603	14,434,648

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Janus Capital Group Inc.

Date: April 25, 2014	By:	/s/ David W. Grawemeyer
Executive Vice President and
General Counsel